MUTUAL DISSOLUTION
                               of
           INTERNATIONAL MASTER FRANCHISE AGREEMENT

                             Between

                       ACCESS POWER, INC.,
                      a Florida corporation

                               and

               APC TELECOM INC., (aka APC Telecom)
                 a Canadian Federal  corporation


                    Dated: December  11, 1998







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                          MUTUAL DISSOLUTION
                                  of
               INTERNATIONAL MASTER FRANCHISE AGREEMENT


This Mutual Dissolution of International Master Franchise Agreement is signed on December 11, 1998, between ACCESS POWER, INC., a Florida corporation and ACCESS POWER CANADA, INC., Canadian Federal corporation;

Whereas ACCESS POWER CANADA INC. (herein "APCI") was incorporated pursuant to a Certificate of Incorporation under the Canada Business Corporations Act dated April 24 ,1998;

Whereas APCI amended its legal corporate name to APC TELECOM INC.
pursuant to a Certificate of Amendment under the Canada Business
Corporations Act dated June 19,1998;

Whereas both parties hereto have discussed and agreed that the Franchisor and Master Franchisee relationship (Franchise Relationship) established by the International Master Franchise Agreement (and all exhibits thereto) dated April 26, 1998 (IMFA) is no longer in the best interest of either party, both parties agree that:

1.  Dissolution
     As of December 3, 1998 (Effective Date) all future rights and obligations resulting from the IMFA, except as otherwise specifically provided herein, are no longer applicable to either party to this Agreement. In addition, subsequent to the Effective Date, no business or contracts shall be engaged in by either party which may require continuation of the IMFA. All undertakings and existing agreements contrary to this Agreement between the parties are repealed and this Agreement shall take their place.

2.  Amounts Owed
     As of the Effective Date and by agreement of the parties hereto, neither party owes the other party any sums of money related to activities associated with the establishment of, operation of, or this dissolution of the IMFA.

     Any amounts which may be in any Marketing Fund referred to under the IMFA shall be reimbursed on a percentage contributed basis among the parties. (A party contributing 25% of the Funds total contributions over the life of the Fund shall be entitled to 25% of the remaining amounts in the Fund as of the Effective Date of this Agreement.)

3.  Waiver of Claims
     Except with respect to amounts owed and any other matters provided for in this agreement as set forth in this Agreement, neither party shall be liable to the other party under any and all causes of action with regard to activities undertaken or not undertaken prior to the Effective Date of this Agreement, regardless of whether any obligation was undertaken by either party in reliance upon the Franchise Arrangement established in the IMFA.

     By executing this Agreement, both parties forever release and discharge the other party and its affiliates, its Designees, franchise sales brokers, if any, or other agents, and their respective officers, directors, representatives, employees and agents, from any and all claims of any kind, whether presently known or unknown, in law or in equity, which may exist as of the Agreement Date relating to, in connection with, or arising under this Agreement or any prior agreement between the parties.

4.  Confidentiality
     Neither party shall, for a period of 2 (two) years from the Effective Date, either directly or indirectly, divulge, disclose, or communicate to any person or firm, any confidential


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     information of any kind concerning any matters affecting or relating to the business of the other party or its affiliates, which such party may have acquired in the course of or as incident to its involvement with the other party as a result of the IMFA.

     For the purposes of this section, confidential information shall mean any oral or written information and data of a confidential nature, including but not limited to proprietary, technical, development, marketing, sales, operating, performance, cost, know-how, business and process information, agreements, lists, reports, computer programming techniques, and all record bearing media containing or disclosing such information and techniques, which has been or will be disclosed by one party to the other party under this or any prior agreement between the parties hereto.

5.  Proprietary Marks and Property
     All proprietary marks revert back to the party which initially had any claim, regardless of country, to such proprietary mark and each party agrees not to infringe upon or attempt to take in any territory a proprietary mark belonging to the other. Neither party shall, directly or indirectly, commit an act of infringement or contest or aid in contesting the validity or right of the Proprietary Property of the other, or take any other action in derogation of such rights.

     APC TELECOM INC .,may continue, indefinitely, to use and advertise under the specific name "APC Telecom" if it so chooses. Access Power, Inc. will not challenge the use of that name.
     However, that allowance does not include the use of the service mark and logo of Access Power or Access Power Advanced
     Communications.

6. Exclusivity and Competition
     The parties hereto shall not be limited, based upon any time frame of non-competition nor any territory/location, from competing with one another. However, nothing herein shall preclude the parties from reaching any future agreement which may incorporate market exclusivity and/or non-competition provisions.

7.  Termination Activities
     The following activities shall be carried out, as applicable:

        Both parties shall execute any documents reasonably required by to wind up the Franchisor-Master Franchisee affairs.

        At the earliest practical opportunity both parties shall notify any third party or parties of the winding up of the Franchisor - Master Franchisee relationship.

        Both parties agree to return any loaned materials to the other party at the request and expense of such other party.

        The servers belonging to APC TELECOM INC. shall be removed from the Access Power, Inc. Gateway Server Network., forthwith after execution of this agreement.

        Access Power Canada, Inc. shall: (i) cease selling Franchises pursuant to the IMFA; (ii) cease using all advertising materials, forms and other materials bearing Access Power, Inc. Proprietary Marks; and (iii) cease holding itself out as a sales representative of Access Power Inc.

        Both parties agree to maintain complete and accurate books and records of its IMFA operations with respect to the period of time in which the IMFA was in effect, for at least 6 (six) years from their preparation.

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        Access Power Inc .agrees to provide to APC TELECOM INC. ,
        three (3) ADTRAN T1 C. S. U. ACE units within ten (10) days of execution of this agreement .

8.  Indemnification  ---Intentionally deleted

9.  Third Party Beneficiaries
     Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties and their respective personal representatives, other legal representatives, heirs, successors and permitted assigns. Further, nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement.

10. Arbitration
     Any disputes related to this agreement shall be arbitrated under the commercial arbitration rules of the American Arbitration
     Association, with a single arbiter.

     Any arbitration proceedings shall take place in a reasonable location (including the home area of the selecting party) selected by the party that is not initiating the arbitration proceeding.

     Any judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and non-appealable. Both parties waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other and agree that in the event of a dispute between them each shall be limited to the recovery of any actual damages sustained by it.
     In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise notwithstanding such failure to appear.

     Each party shall be responsible for its own costs in pursuing or defending an arbitration proceeding under this Agreement.

     The only exception to the obligation to arbitrate herein shall be with respect to claims relating to the Proprietary Property of either party or requests for restraining orders, injunctions or other procedures in a court of competent jurisdiction to obtain specific performance when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the parties.

11. Entirety
     This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings and representations, if any, made by and between the parties. No representations, inducements, promise or agreements, oral or otherwise, if any, not embodied in this Agreement shall be of any force and effect.

     This Agreement shall remain valid and in effect to the fullest extent possible between the two parties with respect to the subject matter hereof and to the extent the provisions hereof are not superseded by subsequent agreements between the two parties.

12. Non-Enforcement
      A party's failure at any time to enforce any of the provisions of this Agreement or any right with respect thereto, will not be construed to be a waiver of such provision or right, nor to affect the validity of this Agreement. The exercise or non-exercise by a party of any right under the terms or covenants herein shall not preclude or prejudice the exercising thereafter of the same or other rights under this Agreement.

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13. Severability
     If any provision of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalidated thereby and shall be given full force and effect so far as possible.

14. Governing Law and Jurisdiction
     Unless otherwise required under specific laws of the United
     States, this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida ,and the country of Canada.

15. Modifications
     This agreement may only be modified in writing, signed by duly authorized representatives of the each party hereto.

16. Notices
     All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be hand delivered by messenger or courier service, or mailed
     (airmail if international) by registered or certified mail
     (postage prepaid), return receipt requested, addressed to:

     If to Access Power, Inc.:                    If to APC TELECOM INC.:

     Access Power, Inc.                           APC Telecom, Inc.
     Suite 100                                    Suite 4
     10033 Sawgrass Drive West                    241 Applewood Cresent
     Ponte Vedra Beach, FL 32082                  Vaughan, Ontario  L4K4E6
     Attn:  Glenn Smith, President                Attn:  Larry Hunt, President


17. Execution - Counterparts
     This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument. The parties hereto agree that this agreement may be executed and delivered and transmitted by means of facsimile or other electronic means and the parties hereto agree to accept and rely upon such documents as if the same bore original signatures.


IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement.

Witnesses:

APC TELECOM INC.

By:__________________________________
     Larry Hunt, President   A.S.O.




ACCESS POWER, INC.

By:__________________________________
     Glenn Smith, President

STATE OF FLORIDA
COUNTY OF ST. JOHNS



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